                                                                     EXHIBIT 5.1

                                [LETTERHEAD OF]
                            CRAVATH, SWAINE & MOORE
                               [NEW YORK OFFICE]


                                                                NOVEMBER 3, 2000


Dear Ladies and Gentlemen:

    We have acted as counsel for WCB Holding Corp., a Delaware corporation (the "Company"), in connection with the registration by the Company of shares of its Common Stock, par value $0.01 per share (the "Shares"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement"), to which this opinion is being filed as an exhibit. The Shares are proposed to be issued pursuant to the Agreement and Plan of Merger, dated as of July 30, 2000 (the "Merger Agreement"), among the Company, FPL Group, Inc., Entergy Corporation, Ranger Acquisition Corp., a wholly owned subsidiary of the Company that will merge into FPL Group, Inc., and Ring Acquisition Corp., a wholly owned subsidiary of the Company that will merge into Entergy Corporation.

    As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the By-laws of the Company; (c) the Merger Agreement; (d) various corporate records and proceedings relating to the organization of the Company and the issuance by the Company of the Shares; (e) various resolutions of the Company relating to the organization of the Company and the issuance by the Company of the Shares; and (f) a specimen certificate representing the Shares.

    Based upon the foregoing, we are of opinion that the Shares have been duly and validly authorized, and when issued in the manner referred to in the Merger Agreement, will be validly issued, fully paid and nonassessable.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Legal Matters" in the Joint Proxy Statement/ Prospectus included therein.

                                          Very truly yours,


                                          /s/ CRAVATH, SWAINE & MOORE


WCB Holding Corp.
700 Universe Boulevard
Juno Beach, FL 33408